Exhibit 10.6

SECOND LIEN SECURITY AGREEMENT

By

RISKMETRICS GROUP HOLDINGS, LLC,
as Borrower

and

THE GUARANTORS PARTY HERETO

and

BANK OF AMERICA, N.A.,
as Collateral Agent

Dated as of January 11, 2007

TABLE OF CONTENTS

		Page
PREAMBLE		1

RECITALS		1

AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	7
SECTION 1.3.	Resolution of Drafting Ambiguities	8
SECTION 1.4.	Perfection Certificate	8

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.	Grant of Security Interest	8
SECTION 2.2.	Filings	9
SECTION 2.3.	Second Priority Nature of Liens	10

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.	Delivery of Certificated Securities Collateral	10
SECTION 3.2.	Perfection of Uncertificated Securities Collateral	10
SECTION 3.3.	[Reserved]	11
SECTION 3.4.	Other Actions	11
SECTION 3.5.	Joinder of Additional Guarantors	13
SECTION 3.6.	Supplements; Further Assurances	13

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Defense of Claims; Transferability of Pledged Collateral	14
SECTION 4.2.	Other Financing Statements	14

i

SECTION 4.3.	Location of Inventory and Equipment	15
SECTION 4.4.	[Reserved]	15
SECTION 4.5.	Consents, etc	15
SECTION 4.6.	Pledged Collateral	15
SECTION 4.7.	Insurance	15
SECTION 4.8.	Chief Executive Office; Change of Name; Jurisdiction of Organization	15

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.	Pledge of Additional Securities Collateral	16
SECTION 5.2.	Voting Rights; Distributions; etc	16
SECTION 5.3.	[Reserved]	17
SECTION 5.4.	Certain Agreements of Pledgors As Issuers and Holders of Equity Interests	18

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.	Grant of Intellectual Property License	18
SECTION 6.2.	Protection of Collateral Agent’s Security	18
SECTION 6.3.	After-Acquired Property	19
SECTION 6.4.	Litigation	19

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1.	Maintenance of Records	20
SECTION 7.2.	[Reserved]	20
SECTION 7.3.	[Reserved]	20
SECTION 7.4.	Collection	20

ARTICLE VIII

TRANSFERS

SECTION 8.1.	[Reserved]	21

ARTICLE IX

REMEDIES

SECTION 9.1.	Remedies	21
SECTION 9.2.	Notice of Sale	23
SECTION 9.3.	Waiver of Notice and Claims	23
SECTION 9.4.	Certain Sales of Pledged Collateral	23
SECTION 9.5.	No Waiver; Cumulative Remedies	24
SECTION 9.6.	Certain Additional Actions Regarding Intellectual Property	25

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1.	Application of Proceeds	25

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.	Concerning Collateral Agent	25
SECTION 11.2.	Collateral Agent May Perform; Collateral Agent Appointed
	Attorney-in-Fact	27
SECTION 11.3.	Continuing Security Interest; Assignment	27
SECTION 11.4.	Termination; Release	28
SECTION 11.5.	Modification in Writing	28
SECTION 11.6.	Notices	29
SECTION 11.7.	Governing Law, Consent to Jurisdiction and Service of Process;
	Waiver of Jury Trial	29
SECTION 11.8.	Severability of Provisions	29
SECTION 11.9.	Execution in Counterparts	29
SECTION 11.10.	Business Days	29
SECTION 11.11.	No Credit for Payment of Taxes or Imposition	29
SECTION 11.12.	No Claims Against Collateral Agent	29
SECTION 11.13.	No Release	30
SECTION 11.14.	Obligations Absolute	30

SIGNATURES		S-1

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	[Reserved]

EXHIBIT 5	[Reserved]
EXHIBIT 6	Form of Second Lien Copyright Security Agreement
EXHIBIT 7	Form of Second Lien Patent Security Agreement
EXHIBIT 8	Form of Second Lien Trademark Security Agreement

SECOND LIEN SECURITY AGREEMENT

This SECOND LIEN SECURITY AGREEMENT dated as of January 11,2007 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by RISKMETRICS GROUP HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), and the Guarantors from to time to time party hereto (the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

R E C I T A L S:

A.                                   The Borrower, RiskMetrics Group, Inc., a Delaware corporation (“Holding”), Bank of America, N.A., as Administrative Agent and the lenders from time to time party thereto have, in connection with the execution and delivery of this Agreement, entered into that certain Second Lien Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor Credit Agreement).

B.                                    Each Guarantor has, pursuant to the Guaranty, unconditionally guaranteed the Secured Obligations (as hereinafter defined).

C.                                    The Borrower and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement, the Guaranty and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

D.                                 This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations.

F.                                   It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

G.                                  In order to secure the obligations under the First Lien Credit Agreement, the Pledgors are concurrently granting to the collateral agent under the First Lien Credit Agreement (the “First Lien Collateral Agent”), for the benefit of the holders of obligations under the

Second Lien Credit Agreement and certain other secured parties, a first priority security interest in the Pledged Collateral, it being understood that the relative rights and priorities of the grantees in respect of the Pledged Collateral are governed by the Intercreditor Agreement (as hereinafter defined).

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.                          Definitions.

(a)                                   Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b)                                 Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c)                                  The following terms shall have the following meanings:

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agent” has the meaning assigned to such term in the Intercreditor Agreement.

“Control Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Discharge of First Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“First Lien Collateral Agent” shall have the meaning assigned to such term in Recital G hereof.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of the Pledged Collateral or (ii) to the business, results of operations, properties or financial condition, of the Pledgors, taken as a whole.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” shall mean that certain perfection certificate dated January 11, 2007, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement or upon the request of the Collateral Agent.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedules 10(a) and 10(b) to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided, however, that Pledged Securities shall not include (i) any Equity Interests which are not required to be pledged pursuant to Section 6.12 of the Credit Agreement, (ii) any Equity Interests in any Joint Venture to the extent and for so long as the applicable joint venture agreement or other Organizational Document prohibits the pledge of such Equity Interests to the Collateral Agent or (iii) any Equity Interests of any CFC which represent more than 65% of the total voting power of all Equity Interests of such CFC.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Second Lien Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“Second Lien Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 7 hereto.

“Second Lien Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 8 hereto.

“Secured Obligations” shall mean the Obligations.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2.                          Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.02 thereof) shall be applicable to this Agreement.

SECTION 1.3.                          Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

SECTION 1.4.                          Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.                          Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)	all Accounts;

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	all Intellectual Property Collateral;

(viii)	the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate;

(ix)	all General Intangibles;

(x)	all Supporting Obligations;

(xi)	all books and records relating to the Pledged Collateral; and

(xii)	to the extent not covered by clauses (i) through (xi) of this sentence, all other personal property of such Pledgor, whether tangible or intangible,

and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property. The Pledgors shall provide to the Collateral Agent such information regarding any Excluded Property as the Collateral Agent may reasonably request. In addition, as collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Control Agent for the benefit of the Collateral Agent and the Secured Parties, a Lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the Control Collateral. It is further understood and agreed that at any time that the Intercreditor Agreement is in effect, any Control Collateral that is required to be delivered, or control over which is required to be granted, to the Collateral Agent hereunder shall be delivered to the Control Agent or be subject to Control Agent’s control.

SECTION 2.2.                          Filings.

(a)                                   Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

(b)                                 Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

(c)                                  Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement and the Second Lien Copyright Security Agreement, Second Lien Patent Security Agreement, Second Lien Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

SECTION 2.3.                          Second Priority Nature of Liens. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement shall be a second priority lien on and security interest in the Pledged Collateral and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Inter-creditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of the First Lien Obligations, the requirements of this Agreement to deliver Collateral and any certificates, Instruments or Documents in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Collateral and such certificates, Instruments or Documents in relation thereto to the First Lien Collateral Agent or to the Control Agent, as applicable.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.                          Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Control Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected second priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within five days after receipt thereof by such Pledgor) be delivered to and held by or on behalf of the Control Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. After the Discharge of First Lien Obligations, the Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default and after the Discharge of First Lien Obligations, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2.                          Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected second priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Collateral Agent, (ii) if necessary to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equity-holder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and, subject to the Intercreditor Agreement, give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default and after Discharge of the First Lien Obligations, upon request by the Collateral Agent, (A) cause the Organizational Documents of each such issuer that is a Subsidiary of the Borrower to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

SECTION 3.3.                          [Reserved].

SECTION 3.4.                          Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a)                               Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate or with an aggregate value of less than $1,000,000. Each Instrument and each item of Tangible Chattel Paper with an aggregate value in excess of $1,000,000 has been properly endorsed, assigned and delivered to the Control Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Control Agent exceeds $1,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within ten days after receipt thereof) endorse, assign and deliver the same to the Control Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Control Agent may from time to time reasonably specify.

(b)                             [Reserved]

(c)                              [Reserved]

(d)                                  Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 11 to the Perfection Certificate or with an aggregate value of less than $1,000,000. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Control Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Control Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $1,000,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Control Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e)                               Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued with a face amount in excess of $250,000, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, subject to the Intercreditor Agreement, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $1,000,000 in the aggregate for all Pledgors.

(f)                                        Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 13 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Collateral Agent does not have a security interest, does not exceed $2,000,000 in the aggregate for all Pledgors.

SECTION 3.5.                        Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6.                       Supplements Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing and subject to the Intercreditor Agreement, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing and subject to the Intercreditor Agreement, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1.                       Defense of Claims; Transferability of Pledged Collateral. Subject to Section 7.09 of the Credit Agreement, each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Liens permitted by Section 7.01 of the Credit Agreement. Other than the First Lien Loan Documents and the Intercreditor Agreement, there is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Collateral Agent hereunder.

SECTION 4.2.                      Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Lien permitted by Section 7.01 of the Credit Agreement with respect to such Lien or financing statements or public notices relating to the termination statements listed on Schedule 9 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Liens permitted by Section 7.01 of the Credit Agreement.

SECTION 4.3.                        Location of Inventory and Equipment. It shall not move any Equipment or Inventory to any location (other than Equipment and Inventory in transit, out for repair or otherwise movable, in each case, in the ordinary course of business), other than any location that is listed in the relevant Schedules to the Perfection Certificate, unless it shall have given the Collateral Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request; provided that in no event shall any Equipment or Inventory be moved to any location outside of the continental United States.

SECTION 4.4.                       [Reserved].

SECTION 4.5.                       Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and permitted by the Intercreditor Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.6.                      Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

SECTION 4.7.                    Insurance. Subject to the Intercreditor Agreement and after Discharge of the First Lien Obligations, in the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Credit Agreement.

SECTION 4.8.                    Chief Executive Office: Change of Name: Jurisdiction of Organization. Except as otherwise permitted by Section 7.04 of the Credit Agreement, no Pledgor will effect any change (i) to its legal name, (ii) in its identity or organizational structure, (iii) in its organizational identification number, if any, or (iv) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall have given the Collateral Agent promptly but in any event within 10 days after such change, written notice clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) it shall take all action necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.                        Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person with an aggregate value in excess of $1,000,000, accept the same in trust for the benefit of the Control Agent and promptly (but in any event within ten days after receipt thereof) deliver to the Control Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and deliver to the Control Agent the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. The actions in the preceding sentence shall not be required to the extent that the amount of any such Pledged Securities or Intercompany Notes for which the actions described above have not been taken does not exceed $1,000,000 in the aggregate for all Pledgors. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2.                      Voting Rights: Distributions; etc.

(a)                                 So long as no Event of Default shall have occurred and be continuing and, subject to the Intercreditor Agreement, the Collateral Agent has not given notice of the revocation of the following rights:

(i)                                Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

(ii)                                 Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Control Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five days after receipt thereof) delivered to the Control Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)                                  So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c)                                   Upon the occurrence and during the continuance of any Event of Default and subject to the terms of the Intercreditor Agreement and after notice from the Collateral Agent:

(i)                                 All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and, after the Discharge of First Lien Obligations, all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)                                  All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease, after the Discharge of First Lien Obligations, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d)                                Upon the occurrence of an Event of Default, subject to the Intercreditor Agreement, each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e)                                 All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Control Agent, shall be segregated from other funds of such Pledgor and after the Discharge of First Lien Obligations shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3.                    [Reserved]

SECTION 5.4.                        Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

(a)                                   In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)                                  In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement and after Discharge of the First Lien Obligations, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.                      Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, subject to the terms of the Inter-creditor Agreement, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2.                    Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (v) not license any Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Collateral Agent, (vi) diligently keep adequate records respecting all Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time request.

SECTION 6.3.                       After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly provide to the Collateral Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 12(a) and 12(b) to the Perfection Certificate to include any Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.

SECTION 6.4.                    Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default and subject to the Intercreditor Agreement, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 11.04 of the Credit Agreement. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1.                      Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. After the Discharge of First Lien Obligations, each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). After the Discharge of First Lien Obligations, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.2.                    [Reserved].

SECTION 7.3.                    [Reserved].

SECTION 7.4.                    Collection. Each Pledgor shall use commercially reasonable efforts to collect from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

SECTION 8.1.                        [Reserved].

ARTICLE IX

REMEDIES

SECTION 9.1.                       Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies, in each case, subject to the terms of the Intercreditor Agreement:

(i)                                 Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii)                                 Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii)                                    Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)                                  Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1 (iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v)                              Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof

(vi)                               Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(vii)                                Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 9.2.                        Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3.                        Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of bad faith, gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4.                      Certain Sales of Pledged Collateral.

(a)                                 Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(b)                                  Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c)                                  If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d)                                Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5.                    No Waiver: Cumulative Remedies.

(a)                               No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)                                    In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6.                        Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing and after Discharge of the First Lien Obligations, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1.                Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Credit Agreement and the Intercreditor Agreement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.              Concerning Collateral Agent.

(a)                               The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement and the Intercreditor Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement and the Intercreditor Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b)                                  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c)                                 The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)                                If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

(e)                               Notwithstanding any provision to the contrary contained herein, the terms of this Agreement, the Liens created hereby and the rights and remedies of the Collateral Agent hereunder are subject to the terms of the Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, the terms of the Inter-creditor Agreement shall govern.

(f)                                The Collateral Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the

changes described in Section 4.10.         If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 11.2.                 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and ware-housemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.04 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, the Intercreditor Agreement, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3.             Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 11.4.                 Termination; Release.

(a)                                  When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan under the Credit Agreement shall have expired or been sooner terminated, this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

(b)                              Notwithstanding the foregoing and subject to the terms of the Intercreditor Agreement, if any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor to a Person that is not a Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral.

SECTION 11.5.             Modification in Writing. Subject to the terms of the Intercreditor Agreement, no amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent and each Pledgor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured

Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6.                    Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

SECTION 11.7.                  Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8.                  Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9.                 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 11.10.          Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11.          No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 11.12.          No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13.           No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 11.14. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)                              any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii)                               any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iii)                                any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(iv)                              any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)                            any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi)                         any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

RISKMETRICS GROUP HOLDINGS, LLC,
as Pledgor

By:	/s/ M. Ethan Berman
	Name:	M. Ethan Berman
	Title:	President

RISKMETRICS GROUP, INC.,
as Pledgor

By:	/s/ M. Ethan Berman
	Name:	M. Ethan Berman
	Title:	Chief Executive Officer

INSTITUTIONAL SHAREHOLDER SERVICES
HOLDINGS, INC.,
as Pledgor

By:	/s/ John M. Connolly
	Name:	John M. Connolly
	Title:	President

INSTITUTIONAL SHAREHOLDER SERVICES,
INC.,
as Pledgor

By:	/s/ John M. Connolly
	Name:	John M. Connolly
	Title:	President

INVESTOR RESPONSIBILITY RESEARCH
CENTER, INC.,
as Pledgor

By:	/s/ John M. Connolly
	Name:	John M. Connolly
	Title:	President

[Second Lien Security Agreement]

ISS CORPORATE SERVICES, INC.,
as Pledgor

By:	/s/ John M. Connolly
	Name:	John M. Connolly
	Title:	President

ISS RREV, INC.,
as Pledgor

By:	/s/ John M. Connolly
	Name:	John M. Connolly
	Title:	President

RISKMETRICS SOLUTIONS, INC.,
as Pledgor

By:	/s/ M. Ethan Berman
	Name:	M. Ethan Berman
	Title:	President

SECURITIES CLASS ACTION SERVICES LLC,
as Pledgor

By:	/s/ John M. Connolly
	Name:	John M. Connolly
	Title:	President

[Second Lien Security Agreement]

BANK OF AMERICA, N.A.,
as Collateral Agent

By:	/s/ Robert Klawinski
	Name:	Robert Klawinski
	Title:	Senior Vice President

[Second Lien Security Agreement]